Harman International
PRESS RELEASE

January 14, 2008                                             FOR IMMEDIATE RELEASE
                                Contact:Robert C. Ryan
                                Vice President – Treasurer
                                   Harman International Industries, Incorporated
    202.393.1101

HARMAN INTERNATIONAL REVISES FISCAL YEAR 2008 EARNINGS GUIDANCE

WASHINGTON, D.C. January 14, 2008 – Harman International Industries, Incorporated (NYSE: HAR) today revised its previously announced guidance for the current fiscal year ending June 30, 2008.  The Company now expects non-GAAP diluted EPS for the 2008 fiscal year to be between $3.00 and $3.10, before after-tax merger related costs of $8.0 million, or $0.13 per diluted share but including the impact of the Company’s ongoing accelerated share repurchase (ASR). Because the accounting impact of previously announced restructuring charges has not been determined, it is not included in the current estimate and, therefore, no GAAP diluted EPS for the fiscal 2008 year is provided.

The change in guidance was prompted primarily by a major shift in the market for Portable Navigation Devices (PNDs). In recent months this sector has experienced significant pricing pressure which is affecting the entire industry.

“While the growth fundamentals of our core business remain sound, the difficult PND environment presents a challenge.  As we have indicated previously, we will be launching a record number of automotive infotainment platforms in 2008.  Although, we are not happy with the higher than planned R&D engineering and material costs, the additional investment is necessary to deliver the new platforms to our valued customers,” said Dinesh Paliwal, Vice Chairman and Chief Executive Officer. “Harman continues to have excellent business prospects, and we are confident that we will capitalize on these opportunities as we position our Company to achieve its full potential.”

The Company is implementing a series of strategic initiatives to optimize its global footprint in manufacturing, engineering and sourcing, to drive profitable growth and to enhance shareholder value.  The Company will provide further details on these initiatives during its quarterly earnings conference call on February 5, 2008.

General Information

Harman International designs, manufactures and markets a wide range of products for the automotive, consumer and professional markets.  Its brands include Harman Kardon®, JBL®, Revel®, Mark Levinson®, Infinity®, Lexicon®, Soundcraft-Studer®, AKG®, Becker® and QNX®. The Company maintains a strong presence in the Americas, Europe and Asia and employs more than 12,000 people.  Harman International (www.harman.com) is a leading manufacturer of high-quality, high-fidelity audio products and electronic systems for the automotive, consumer and professional markets.  The Company’s stock is traded on the New York Stock Exchange under the Symbol: HAR.

Forward-Looking Information

Note: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, operating expectations, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to our ability to successfully develop and implement cost saving strategies and to gain procurement, engineering and manufacturing efficiencies to deliver improved margins, the impact of competitive pressure on the market for PNDs, the effect of changes in consumer confidence, changes in interest rates affecting consumer spending, automobile industry sales and production rates, the loss of one or more significant customers, including our automotive customers, model-year changeovers and customer acceptance in the automotive industry, our ability to satisfy contract performance criteria, availability of key components to the products we manufacture, competitive products, customer acceptance of our consumer and professional products, fluctuations in currency exchange rates, the outcome of pending or future litigation and other claims, including the litigation resulting from the terminated merger agreement with a company formed by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners VI Fund L.P., labor disputes at our facilities and those of our customers or common carriers, general economic conditions and other risks detailed in filings made by Harman International with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.